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Colombia Goldfields Reports Successful Metallurgy Test

TORONTO, ON, April 18, 2008: Colombia Goldfields Ltd. (the "Company") (TSX: GOL / OTCBB: CGDF) ("CGL" or the "Company") announced today that it has received the results of independent testing of the metallurgical properties, including projected recoveries, of samples from the Company's Marmato Mountain Gold Development Project in Colombia.

Recovery rates of up to 92% were achieved depending upon the chosen flowsheet. SGS Lakefield Research conducted the test on two composite samples, each containing material representative of the ore grades at Marmato.

"These results confirm our view that very high recovery rates using conventional technology are likely to be achieved when Marmato is put into production," said J. Randy Martin, Vice Chairman and CEO, Colombia Goldfields Ltd. "They also are consistent with recoveries from existing production at the mill located on Zona Baja (Lower Zone) at Marmato, where recoveries of more than 88% are being achieved using gravity separation followed by flotation, then leaching of the flotation concentrates."

Colombia Goldfields recently won the bidding process to acquire the Zona Baja (see press release January 30, 2008) from Mineros Nacionales S.A. (Mineros) Mineros operates an underground mine on the Zona Baja that feeds ore to a mill using conventional grinding technology. Production is approximately 25,000 ounces of gold per year.

Highlights of the report include:

  The following methodologies were all shown to be viable:

  Gravity separation followed by the flotation of the gravity tails and cyanidation of the flotation concentrates;

  Gravity separation followed by cyanidation of the gravity tails;

  Heap leaching

  Gravity separation followed by cyanidation of the gravity tails resulted in the highest recoveries of 92%

Detailed Findings

Gravity Separation

A concentrate sample that was tested produced the following results:

Summary of Gravity Separation Tests

Test No.	K80	Gravity Concentrate			Grav Tail	Head (calc)
	µm	Wt%	Au, g/t	%Au Rec,y	Au, g/t	Au, g/t
G1	89	0.027	1819	39.0	0.77	1.26
G2	96	0.071	375	25.6	0.77	1.10

The sample contained significant free gold with 25.6 to 39.0% of the total gold being recovered by gravity separation. This finding is consistent with the experience of artisinal miners at Marmato Mountain who use gravity separation to recover gold.

Cyanidation of the Gravity Tails

Overall gold recoveries from ore that was gravity separated and exposed to cyanide was in the 89 to 92% range, depending on the fineness of grade. This testwork revealed that gold extraction rose by approximately 10% when ore concentrates were reground to a K80 of 64 microns. Results are summarized below:

Summary of Cyanidation Tests

Test	K80	Reag. Cons		Au	Res.	CN	% Au Recovery			Head Au, g/t
No.	µm	kg/t		Ext'n %	Au g/t	Feed	Overall
		NaCN	CaO	24h		Au g/t	Gray	CIL	Comb	Calc.	direct
CIL1	64	0.75	2.36	86.4	0.11	0.77	39.0	52.7	91.7	1.26	1.19
CIL2	89	0.82	2.63	81.6	0.14	0.76	39.0	49.8	88.8	1.26	1.19

The extraction of gold was 81.6% without regrinding and 86.4% after regrinding to a K80 of 64 microns. This resulted in overall gold recoveries by gravity separation and CIL of 88.8% at a K80 of 89 microns and 91.7% at a K80 of 64 microns.

Flotation

Flotation testwork was done in two stages. Initially two rougher flotation tests were performed to investigate the effect of fineness of grind on the recovery of gold in a bulk rougher concentrate. Subsequently two "cleaner" flotation tests were performed to investigate upgrading the rougher concentrate. Recoveries were generally high; in one sample recovery was 95.5% in 7% of the weight of the test.

Cyanidation of flotation tails

Test	K80	Reag. Cons.		Reag. Cons.		% Extr'n	Residue	CN Feed	% Au Recovery
No.	µm	kg/t of CIL feed		kg/t of ore		Au	Au	Au		Overall
		NaCN	CaO	NaCN	CaO	48h	g/t	g/t	Grav	Flot	CIL	Comb
Feed: F3 Ro Conc
CIL3	45	2.76	4.22	0.46	0.70	78.0	0.91	4.14	25.6	70.4	54.9	80.5
CIL4	25	2.99	3.32	0.49	0.55	88.5	0.54	4.70	25.6	70.4	62.3	87.9
Feed: F5 Cl Conc
CN5	87	4.58	3.83	0.32	0.26	74.1	4.26	16.4	0	95.5	70.8	70.8
CN6	21	3.15	2.54	0.22	0.18	81.4	3.37	18.1	0	95.5	77.7	77.7

The best results were achieved in test CIL-4, which showed 88.5% gold extraction and an overall gold recovery of 87.9% by gravity separation, flotation and concentrate cyanidation.

Heap Leaching – Bottle roll testing of various crush sizes were conducted during this testwork. The results are summarized below:

Summary of Heap Leach Amenability Tests

Test No.	Feed	Crush Size	Reag. Cons.		Au Extr'n	Residue	Head Au, g/t
			Kg/t		%	Au
			NaCN	CaO	24h	g/t	calc.	direct
CN2	Comp1	Minus ¼ in	0.58	2.51	85.7	0.06	0.38	0.29
CN3	MET-05	Minus ½ in	1.51	4.25	84.3	0.21	1.31	1.19
CN1	Comp1	Minus ¾ in	0.62	2.37	77.7	0.07	0.29	0.29
CN4	MET-05	Minus 1 in	1.46	6.91	73.6	0.35	1.33	1.19

These heap leach results indicate that the samples were amenable to heap leaching at the finer crush sizes, half inch and quarter inch, in which gold recoveries were 84.3% and 85.7% respectively.

Other Properties – The testwork denoted additional metallurgical properties of:

  Bulk density of 2.61 (g/cm3)

  Abrasion index of 0.58 (standard bond procedure)

    Indicating fairly abrasive ore

  The bond work index of 15.0 (metric) with a P80 of 114 microns

    Indicating moderate hardness

Summary of Overall Results

The overall results for the various flowsheets appears below:

Flowsheet	O'all Au Recovery	Overall Tail	Head (calc)	O'all NaCN Cons.
	%	Au, g/t	Au, g/t	kg/t of ore
Heap Leach	84	0.21	1.31	1.5
Gravity – CN	89-92	0.11-0.14	1.26	0.8
Gravity – Ro Flot – Conc CIL	88	0.13	1.04	05
CI Flot – Con CN	78	0.36	1.50	0.2

Further Steps

Based on the results from the test program, SGS Lakefield has made the following recommendations for further metallurgical testwork:

  Conduct column heap leach tests to determine the effect of leach time on the recovery of gold, the need for agglomeration and confirm the effect of particle size;

  Optimize the flotation conditions;

  Optimize the leach conditions for cyanidation of the flotation concentrate, including fineness of grind, cyanide concentration, lead nitrate addition, and carbon addition;

  Conduct a cyanide balance to determine the major cyanide consumers and optimize the conditions to minimize reagent consumption;

  Investigate cyanide destruction and possibly cyanide recovery methods;

  Conduct thickening tests on the flotation concentrate;

  Conduct grinding tests to design the grinding circuit

  Conduct a variability program once the optimum processing conditions are established.

About Colombia Goldfields

Colombia Goldfields Ltd., through its subsidiaries Compañia Minera de Caldas S.A. and Gavilan Minerals S.A., is developing what it believes is a multi-million ounce gold resource in Colombia's historic Marmato Mountain gold district.

Colombia Goldfields is traded in the US under the symbol CGDF, on the Toronto Stock Exchange under the symbol GOL, and in Germany under the symbol C2B.

Disclaimer

This release contains forward-looking statements that are based on the beliefs of Colombia Goldfield's management and reflect Colombia Goldfield's current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward looking statements. In particular, there is no assurance that a definitive agreement will be executed or that the proposed transaction will be completed.

Company Contact:

J. Randall Martin, Vice Chairman and CEO
Colombia Goldfields Ltd. (TSX: GOL / OTC BB: CGDF)
8 King Street East, Suite 208
Toronto, Ontario, M5C 1B5
T: 416-361-9640
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:

John Menditto	Martti Kangas
Roth Investor Relations, Inc.	Colombia Goldfields, Ltd.
Tel. +1 732 792 2200	Tel: + 1 416-361-9640
Email: johnmenditto@rothir.com	martti@colombiagoldfields.com